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                                                                     Exhibit 5.1
                               LURIO & ASSOCIATES

                                ATTORNEYS AT LAW
                                   SUITE 1300
                               1760 MARKET STREET
                           PHILADELPHIA, PA 19103-4132

                                ----------------
DOUGLAS M. LURIO**                                             NEW JERSEY OFFICE
MARGARET SHERRY LURIO*
ALLA PASTERNACK*
                                                               411 COOPER STREET
                                 215 / 665-9300         CAMDEN, NEW JERSEY 08102
                               FAX 215 / 665-8582         TEL. NO.: 609/225-9434



**MEMBER PENNSYLVANIA & FLORIDA BARS
*MEMBER PENNSYLVANIA & NEW JERSEY BARS

                                 October 23, 1997

USA Technologies, Inc.
200 Plant Avenue
Wayne, PA 19087

Attn: Mr. George R. Jensen, Jr., President

                   Re: USA Technologies, Inc. -
                       Registration Statement on Form SB-2
                       -----------------------------------

Dear Mr. Jensen:

         We have acted as counsel to USA Technologies, Inc., a Pennsylvania corporation (the "Company"), in connection with a Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers 4,108,300 shares of Common Stock ("Common Stock") issuable upon exercise of outstanding Common Stock Purchase Options (the "Options") and Common Stock Purchase Rights (the
"Rights") of the Company.

         In rendering this opinion, we have examined (i) the Articles of Incorporation, as amended, and By-Laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the Common Stock pursuant to the Registration Statement; (iii) the Registration Statement (including all exhibits thereto); and (iv) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

         In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that, when resold as contemplated by the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.

         This opinion is subject to and is qualified by the matters referred to in the Registration Statement under "Risk Factors -- Excessive Share Issuances" and "Description of Securities -- Authorized Shares Exceeded". We express no opinion regarding such matters and are unable to predict the effect of such matters on the legality of the shares of Common Stock being resold pursuant to the Registration Statement.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to references made to this firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and all amendments thereto.

                                   Sincerely,



                                   /s/  LURIO & ASSOCIATES
                                   ---------------------------------
                                        LURIO & ASSOCIATES